Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Pervasip Corp. pertaining to the 2004 Equity Incentive Plan, 2007 Equity Incentive Plan and 2009 Equity Incentive Plan of Pervasip Corp. of our report dated March 2, 2009, with respect to the financial statements of Pervasip Corp. included in the Annual Report on Form 10-KSB for the year ended November 30, 2008.

/s/ Nussbaum Yates Berg Klein & Wolpow, LLP

Melville, New York
June 25, 2009